Exhibit 31.1

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350,

As adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, John Mercadante, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Transportation and Logistics Systems, Inc. for the fiscal year ended December 31, 2019;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: June 5, 2020	Signature:	/s/ John Mercadante
John Mercadante
Principal Executive Officer